UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023 (July 5, 2023)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule.

On July 5, 2023, Volcon, Inc. (the “Company”) received a letter (the “July 5 Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it does not presently comply with Nasdaq’s Listing Rule 5550(b)(2), which requires that the Company maintain a Market Value of Listed Securities (“MVLS”) of $35 million, and that the Company also does not otherwise satisfy the requirements of Listing Rules 5550(b)(1) and 5550(b)(3). The Staff calculates MVLS based upon the most recent Total Shares Outstanding (TSO), multiplied by the closing bid price of the Company’s common stock.

The July 5 Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and the Company has 180 calendar days from the date of the July 5 Letter, or until January 2, 2024, to regain compliance with the MVLS requirement (the “MVLS Compliance Period”). If at any time during the MVLS Compliance Period the Company’s MVLS closes at $35 million or more for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance, and this matter will be closed. If the Company does not regain compliance within the MVLS Compliance Period, it will receive written notice from the Staff that its securities are subject to delisting, which is a determination that the Company could appeal to the Nasdaq Hearings Panel. There can be no assurance that, if the Company does appeal the delisting determination to the Nasdaq Hearings Panel, that such appeal would be successful.

The Company intends to monitor the market value of the Company’s listed securities and may, if appropriate, consider available options to regain compliance with the MVLS requirement.

On July 6, 2023, the Company received a letter (the “July 6 Letter”) from the Staff notifying the Company that the minimum closing bid price per share for its common stock was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The July 6 Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until January 2, 2024 (the “Bid Price Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Bid Price Compliance Period, the closing bid price per share of the Company's common stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and this matter will be closed.

In the event the Company does not regain compliance by January 2, 2024, the Company may be eligible for an additional 180 calendar days period to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, including by effecting a reverse stock split, if necessary. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the expiration of the second compliance period.

If the Company does not regain compliance with the Bid Price Rule within the Bid Price Compliance Period and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its securities are subject to delisting. The Company would then be entitled to appeal the Staff’s determination to the Nasdaq Hearings Panel. There can be no assurance that, if the Company does appeal the delisting determination to the Nasdaq Hearings Panel, that such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Rule, which could include effecting a reverse stock split. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Rule.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: July 10, 2023	/s/ Greg Endo
Greg Endo Chief Financial Officer

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